Exhibit 20.1
THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of October 26, 2005
     This THIRD AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (together with all Exhibits, Schedules and Annexes hereto, this “Amendment”) is among WASTE SERVICES (CA) INC., an Ontario corporation formerly known as CAPITAL ENVIRONMENTAL RESOURCE INC./RESSOURCES ENVIRONNEMENTALES CAPITAL INC. (“WSCI”), WASTE SERVICES, INC., a Delaware corporation (the “Borrower”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS:
     A. The Borrower, WSCI, the Lenders, the Administrative Agent, Lehman Brothers Inc., as Arranger, CIBC World Markets Corp., as Syndication Agent, Bank of America, N.A., as Documentation Agent, and Canadian Imperial Bank of Commerce, as Canadian Agent, entered into an Amended and Restated Credit Agreement, dated as of April 30, 2004 (as amended, restated, modified or supplemented prior to the date hereof, and together with all Annexes, Exhibits and Schedules thereto, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement).
     B. The Borrower desires to amend the Credit Agreement to, among other things, permit the incurrence of additional Indebtedness, in the form of new Tranche C Term Loans, to be used for the purpose of prepaying the Tranche B Term Loans and for paying fees, costs and expenses incurred in connection therewith or relating thereto.
     C. Each existing Lender with a Tranche B Term Loan Commitment or with outstanding Tranche B Term Loans (an “Existing Tranche B Term Loan Lender”) that executes and delivers to the Administrative Agent a consent to this Amendment together with a conversion notice, in the form attached hereto as Exhibit C (each, a “Conversion Notice”) will be considered a continuing Lender (each a “Continuing Lender”) and will exchange all of its outstanding Tranche B Term Loans for Tranche C Term Loans on the Amendment Effective Date.
     D. Each Person (other than a Continuing Lender) that agrees to make Tranche C Term Loans (an “Additional Lender”) will, execute and deliver to the Administrative Agent, on or prior to the Third Amendment Effective Date, a Lender Addendum, in the form attached hereto as Exhibit D and make such Tranche C Term Loans to the Borrower on the Amendment Effective Date in the manner contemplated by Section 3.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. AmendmentUpon the terms and subject to the conditions set forth herein and in reliance on the representations and warranties of the Loan Parties set forth herein, the Credit Agreement is hereby amended as follows:
          (a) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

     “Conversion Notice”: as defined in the Third Amendment.
     “Newly Manufactured”: with respect to any car, truck, trailer or other vehicle acquired by any Group Member, equal to or less than three years old (as measured using the model year of such car, truck, trailer or other vehicle as a starting point) as of the date of the acquisition by such Group Member.
     “Third Amendment”: the Third Amendment to this Agreement, dated as of October 26, 2005.
     “Third Amendment Effective Date”: the Amendment Effective Date, as defined in the Third Amendment.
     “Tranche C Term Loan”: as defined in Section 2.1.
     “Tranche C Term Loan Commitments”: as to any Lender, the obligation of such Lender, if any, to make a Tranche C Term Loan to the Borrower hereunder or under the Third Amendment in a principal amount not to exceed the amount set forth in the Conversion Notice or the Lender Addendum delivered by such Lender, or as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche C Term Commitments is $98,500,000.
     “Tranche C Term Loan Facility”: as defined in the definition of “Facility” in this Section 1.1.
     “Tranche C Term Loan Lender”: each Lender that has a Tranche C Term Loan Commitment or is the holder of a Tranche C Term Loan.
     “Tranche C Term Loan Percentage”: as to any Tranche C Term Loan Lender at any time, the percentage which such Lender’s Tranche C Term Loan Commitment then constitutes of the aggregate Tranche C Term Loan Commitments (or, at any time after the Third Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding).
               (b) The definition of “Applicable Margin” contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:
     “Applicable Margin”: for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

	Canadian
	Prime Rate	Base Rate	Acceptance	Eurodollar
	Loans	Loans	Fee	Loans
US Revolving Credit Facility (including US Swing Line Loans)	N.A.	3.50%	N.A.	4.50%
Canadian Revolving Credit Facility (including Canadian Swing Line Loans)	3.50%	3.50%	4.50%	4.50%
Tranche B Term Loan Facilities	N.A.	3.50%	N.A.	4.50%
Tranche C Term Loan Facilities	N.A.	2.25%	N.A.	3.25%
provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Restatement Effective Date and in any event from and after the Third Amendment Effective Date, the Applicable Margin with respect to Tranche B Term Loans, Tranche C Term Loans, US Revolving Credit Loans, Canadian Revolving Credit Loans, US Swing Line Loans and Canadian Swing Line Loans will be determined pursuant to the Pricing Grid.
          (c) The definition of “Commitment” contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase, “, Tranche C Term Loan Commitment” immediately after the phrase “Tranche B Term Loan Commitment.”
          (d) The definition of “Consolidated EBITDA” contained in Section 1.1 of the Credit Agreement is hereby amended to replace the words “not to exceed $3,000,000 over the term of this Agreement” in clause (g) thereof, with the words “, provided, that in the event such changes and expenses arise after the Third Amendment Effective Date the amount of such changes and expenses shall not exceed $3,000,000.”
          (e) The definition of “ECF Percentage” contained in Section 1.1 of the Credit Agreement is hereby amended and restated to read as follows:
     “ECF Percentage:” with respect to any fiscal year of the Borrower, 50.0%; provided, that, with respect to any fiscal year of the Borrower ending on or after December 31, 2005, the ECF Percentage shall be 0.0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 3.50 to 1.00.
     The definition of “Facility” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Facility”: each of (a) the Tranche B Term Loan Commitment and the Tranche B Term Loans made thereunder (the “Tranche B Term Loan Facility”), (b) the Tranche C Term Loan Commitment and the Tranche C Term Loans made thereunder (the “Tranche C Term Loan Facility”), (c) the US Revolving Credit Commitments and the extensions of credit made thereunder (the “US Revolving Credit Facility”), and (d) the Canadian Revolving Credit Commitments and the extensions of credit made thereunder (the “Canadian Revolving Credit Facility”).

          (f) The definition of “Interest Period” in Section 1.1 of the Credit Agreement is hereby amended to delete the words “Tranche B Term Loan” in each place they appear in clause (ii) therein and insert the phrase “Tranche C Term Loans” in lieu thereof.
          (g) The definition of “Lender Addendum” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Lender Addendum”: with respect to any applicable Lender, a Lender Addendum, substantially in the form of (i) Exhibit J or (ii) Exhibit D to the Third Amendment.
          (h) The definition of “Majority Facility Lenders” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Majority Facility Lenders”: with respect to (i) the Tranche B Term Loan Facility, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Tranche B Term Loans, (ii) the Tranche C Term Loan Facility, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Tranche C Term Loans or (iii) the Revolving Credit Facilities, the holders of more than 50% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.”.
          (i) The definition of “Term Loan” contained in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
     “Term Loan”: the collective reference to the Tranche B Term Loans, the Tranche C Term Loans and any loans made under the Incremental Facility.
          (j) The definition of “Term Loan Facilities” contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase “, Tranche C Term Loan Facilities” immediately after the phrase “Tranche B Term Loan Facilities”.
          (k) The definition of “Term Loan Lenders” contained in Section 1.1 of the Credit Agreement is hereby amended to delete the period at the end thereof and insert the phrase “and the Tranche C Term Loan Lenders.” in lieu thererof.
          (l) The definition of “Term Loan Percentages” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Term Loan Percentages”: with respect to (i) any Lender holding Tranche B Term Loans, the Tranche B Term Loan Percentage of such Lender and (ii) any Lender holding Tranche C Term Loans, the Tranche C Term Loan Percentage of such Lender.
          (m) The following definitions contained in Section 1.1 of the Credit Agreement are hereby deleted in their entirety:
     (i) “Actual Leverage Ratios”
     (ii) “Quarterly Test Date”

     (iii) “Target Leverage Ratios”
     (iv) “TLR Certificate”
          (n) Section 2.1 is hereby amended and restated in its entirety to read as follows:
     “Subject to the terms and conditions hereof and of the Third Amendment, (a) the Tranche C Term Loan Lenders severally agree to make (or convert Tranche B Term Loans into) term loans (each, a “Tranche C Term Loan”) to the Borrower on the Third Amendment Effective Date in an amount for each Tranche C Term Loan Lender not to exceed the amount of the Tranche C Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined in accordance with Section 2 of the Third Amendment or Section 2.13 hereof.”
          (o) Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Procedure for Tranche C Term Loans. Each Tranche C Term Loan shall be made in accordance with Section 2 of the Third Amendment.”
          (p) Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Repayment of Term Loans. The Tranche C Term Loan of each Tranche C Term Loan Lender shall mature in 22 consecutive quarterly installments, commencing on December 31, 2005, each of which shall be in an amount equal to such Lender’s Tranche C Term Loan Percentage multiplied by the amount set forth below opposite such installment:

Installment	Principal Amount
December 31, 2005	$250,000
March 31, 2006	$250,000
June 30, 2006	$250,000
September 30, 2006	$250,000
December 31, 2006	$250,000
March 31, 2007	$250,000
June 30, 2007	$250,000
September 30, 2007	$250,000
December 31, 2007	$250,000
March 31, 2008	$250,000
June 30, 2008	$250,000
September 30, 2008	$250,000
December 31, 2008	$250,000
March 31, 2009	$250,000
June 30, 2009	$250,000
September 30, 2009	$250,000
December 31, 2009	$250,000
March 31, 2010	$250,000
June 30, 2010	$23,500,000

Installment	Principal Amount
September 30, 2010	$23,500,000
December 31, 2010	$23,500,000
March 31, 2011	$23,500,000
          (q) Section 2.4(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety.
          (r) Section 2.4(c) of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety.
          (s) Section 2.8(a) of the Credit Agreement is hereby amended by amending and restating clause (iii) thereof in its entirety to read as follows:
     “(iii) the principal amount of each Tranche C Term Loan of such Tranche C Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8).”
     Section 2.11 of the Credit Agreement is hereby amended by (i) inserting the phrase “(a)” prior to the words “Each of the Borrower and CERI” in the first line thereof, (ii) adding a new clause (b) to read as follows:
     ”(b) In the event that, on or prior to the first anniversary of the Third Amendment Effective Date, any Term Loan Lender receives a Repricing Prepayment (as defined below), then at the time thereof, the Borrower shall pay to such Term Loan Lender a prepayment premium equal to 1.0% of the amount of such Repricing Prepayment. As used herein, with respect to any Term Loan Lender, a “Repricing Prepayment” is the amount of principal of the Term Loans of such Term Loan Lender that is prepaid by the Borrower substantially concurrently with the incurrence by the Borrower or any of its Subsidiaries of new replacement term loans that have interest rate margins lower than the Applicable Margin then in effect for the Term Loan so prepaid; provided, that no refinancing of the Term Loans in connection with the termination of this agreement shall be a Repricing Prepayment.”
          (t) Section 6.10(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “(i) Notwithstanding anything in this Section 6.10 or in Section 5.11 of the Guarantee and Collateral Agreement to the contrary, with respect to any Newly Manufactured cars, trucks, trailers and other vehicles, the ownership interest in which is evidenced by a certificate of title, acquired on or after January 1, 2004, from and after the date which is 45 days after the Second Amendment Effective Date and until the date that the Borrower delivers a certificate to the Administrative Agent pursuant to Section 6.2(b) demonstrating a Consolidated Leverage Ratio not greater than 4.50 to 1.00, the Borrower shall take any and all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in substantially all such Newly Manufactured cars, trucks, trailers and other vehicles which are owned by any Group Member located in the United States of America; provided, that, at the expiration of such period the Administrative Agent shall, at the request of the Borrower release such perfected security interest and return all certificates of title and take all other actions necessary or advisable to release such perfected security interests.”
          (u) Section 7.1(a) of the Credit Agreement is hereby amended to add the following proviso after the words “the ratio set forth below opposite such fiscal quarter”:
“(provided, that if the Borrower incurs more than $5,000,000 of Indebtedness pursuant to Section 7.2(g)(ii) prior to June 30, 2007, the maximum Consolidated Leverage Ratio for FQ3 2005 or, if later, the date of such incurrence, through and including FQ2 2007, shall be 4.25 : 1.00)”.
          (v) Section 7.2(g) of the Credit Agreement is hereby amended (i) to delete the following text in clause (i) thereof: “if the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable”, (ii) to delete the following text immediately prior to clause (ii) thereof: “if the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable”, and (ii) to amend and restate clause (ii) as follows: “unsecured subordinated Indebtedness of the Borrower in an aggregate principal amount not to exceed $5,000,000, the proceeds of which may be used for general corporate purposes, provided that such amount may be increased to $100,000,000 if (x) prior to and after giving effect to the incurrence of such Indebtedness the Consolidated Leverage Ratio is less than 4.25 to 1.00 or, if less, the then applicable maximum Consolidated Leverage Ratio under Section 7.1(a) and (y) the Borrower provides written confirmation to the Administrative Agent of the effectiveness of the proviso set forth in Section 7.1(a);”.
          (w) Section 7.2 of the Credit Agreement is further amended (i) to delete the “and” at the end of Section 7.2(i), (ii) to re-letter paragraph (j) as paragraph (k); and (iii) to insert the following new paragraph (j):
     “(j) Indebtedness issued to insurance companies to finance insurance premiums payable to such insurance companies in connection with insurance policies purchased by a Loan Party in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time outstanding; and”
          (x) Section 7.3 of the Credit Agreement is amended (i) to delete the “and” at the end of Section 7.3(l), (ii) to re-letter paragraph (m) as paragraph (n) and (iii) to add a new Section 7.3(m) to read as follows:
     “(m) Liens on unearned premiums in respect of insurance policies securing insurance premium financing permitted under Section 7.2(j); and”
          (y) Section 7.5(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “(e) the Disposition of assets not otherwise permitted to be disposed of pursuant to this Section 7.5 having a fair market value of $15,000,000, in the aggregate for any fiscal year of the Borrower.”

          (z) Section 7.5(g) of the Credit Agreement is hereby amended to delete the proviso at the end thereof and insert the following proviso in lieu thereof:
     “; provided further that the fair market value of all such assets of the Group Members exchanged or “swapped” in any fiscal year of the Borrower does not exceed $15,000,000”
          (aa) Section 7.7 of the Credit Agreement is hereby amended (i) to replace the number “$45,000,000” with the number “$50,000,000” and (ii) to delete the following text in clause (a) thereof: “or, with respect to any fiscal year, if the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable, $50,000,000” .
          (bb) Section 7.8(h)(iv) of the Credit Agreement is hereby amended (i) to replace the number “$100,000,000 in clause (x) thereof with the number “$75,000,000” and (ii) to replace the number “$40,000,000” in clause (y) thereof with the number “$30,000,000”.
          (cc) Section 7.8(h) of the Credit Agreement is hereby further amended (i) to insert the word “and” immediately after the end of clause (iv) thereof, (ii) to delete the “; and” at the end of clause (v) thereof and insert a “.” in lieu thereof and (iii) to delete clause (vi) thereof in its entirety.
          (dd) Section 10.1(b) of the Credit Agreement is hereby amended to delete the following text in the first sentence thereof: “if the then applicable Actual Leverage Ratios are not greater than the Target Leverage Ratios and the Borrower shall have delivered the TLR Certificate, if applicable.”
          (ee) Annex A of the Credit Agreement is hereby amended and restated in its entirety as the Annex A attached hereto as Exhibit A.
          (ff) Exhibit G-1 to the Credit Agreement is hereby amended and restated in its entirety and replaced with Exhibit G-1 attached hereto as Exhibit B.
2. Tranche C Term Loans.
          (a) The “Tranche C Term Loan Commitment” of (i) any Continuing Lender shall be the principal amount of its then outstanding Tranche B Term Loans or such lesser amount as is determined by the Administrative Agent and notified to such Lender prior to the Amendment Effective Date and (ii) any Additional Lender shall be the amount of such commitment set forth in the Lender Addendum delivered by such Lender or such lesser amount as is allocated to it by the Administrative Agent and notified to it prior to the Amendment Effective Date. The aggregate amount of Tranche C Term Loan Commitments shall equal the aggregate principal amount of the Tranche B Term Loans outstanding immediately prior to the Third Amendment Effective Date.
          (b) The Borrower shall give the Administrative Agent irrevocable notice of borrowing (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, one Business Day prior to the anticipated Amendment Effective Date) requesting that the Tranche C Term Loan Lenders (as defined in Section 1(a)) make the Tranche C Term Loans (as defined in Section 1(a))on the Amendment Effective Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche C Term Loan Lender thereof. Not later than 12:00 noon, New York City time, on the Amendment Effective Date each Tranche C Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche C Term Loan to be made by such Lender (or notify the Administrative Agent to convert Tranche B Term Loans to Tranche C Term Loans in an aggregate principal amount equal to such Tranche C Term Loan Lender’s Tranche C Term Loan Commitment (as defined in Section 1(a)). The Administrative Agent shall make available to the Borrower the aggregate of amounts made available to the Administrative Agent by the Tranche C Term Loan Lenders in like funds. Tranche C Term Loan Commitments in existence on the Amendment Effective Date and not funded on such date will terminate on such date. To the extent that Tranche B Term Loans are repaid with proceeds of Tranche C Term Loans, such Tranche B Term Loans shall be deemed to have been assigned and transferred to the Tranche C Term Loan Lenders (to be allocated amongst such Lenders at the Administrative Agent’s discretion notwithstanding Section 2.18 of the Credit Agreement) and thereafter shall be outstanding as Tranche C Term Loans held by the Tranche C Term Loan Lenders subject to and in accordance with all terms, conditions and provisions of this Agreement applicable to the Tranche C Term Loans.
          (c) All Tranche C Term Loans made on the Amendment Effective Date will have the same Types (in the same amounts) as applicable at such time to the Tranche B Term Loans and will have initial Interest Periods ending on the same dates as the Interest Periods applicable at such time to the Tranche B Term Loans, and the Eurodollar Rate applicable to such Tranche C Term Loans during such initial Interest Periods will be the same as that applicable at such time to the Tranche B Term Loans being refinanced. No accrued interest on the Tranche B Term Loans converted into Tranche C Term Loans shall be payable on the Amendment Effective Date and no amounts under Section 2.21(c) of the Credit Agreement shall be payable in connection with such conversion.
          (d) The Required Lenders hereby waive the requirements of Section 2.11 of the Credit Agreement solely to the extent that such Section requires any notice of prepayment to be given in respect of the Tranche B Term Loans to be prepaid on the Amendment Effective Date. Notwithstanding that the Tranche B Term Loans shall be refinanced in full on the Amendment Effective Date, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments will continue in full force and effect with respect to, and for the benefit of, each Existing Tranche B Term Loan Lender in respect of such Lender’s Tranche B Term Loans existing under the Credit Agreement prior to the Amendment Effective Date.
3. Conditions to Effectiveness.
     The effectiveness of the amendments contained in Section 1 hereof is conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the “Amendment Effective Date”):
          (a) the Administrative Agent shall have received (i) signed written authorization from the Required Lenders to execute this Amendment on behalf of such Lenders, (ii) counterparts of this Amendment signed by each of WSCI, the Borrower and the Administrative Agent, and (iii) counterparts of the consent of the Guarantors attached hereto as Annex 1 (the “Consent”) executed by each of the Guarantors;
          (b) each of the representations and warranties in Section 4 below shall be true and correct in all material respects on and as of the Amendment Effective Date;
          (c) the Administrative Agent shall have received payment in immediately available funds of all expenses incurred by the Administrative Agent (including, without limitation, legal fees) reimbursable under the Credit Agreement and for which invoices have been presented;

          (d) the Administrative Agent shall have received executed legal opinions from counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent;
          (e) the Administrative Agent shall have received (i) commitments from banks and other financial institutions with respect to the Tranche C Term Loans in an aggregate principal amount equal to $98,500,000 and (ii) as applicable (x) a fully executed Lender Addendum with respect to each such bank or other financial institution committing to fund such Tranche C Term Loans (and pursuant to which, on the Amendment Effective Date, such bank or other financial institution shall become a Tranche C Term Loan Lender, for all purposes under the Credit Agreement) or (y) a fully executed Conversion Notice with respect to each Tranche B Term Lender electing to convert its Tranche B Term Loans into Tranche C Term Loans (and pursuant to which on the Amendment Effective Date all of the outstanding principal amount of Tranche B Term Loans held by such Lender shall convert into Tranche C Term Loans); and
          (f) the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.
4. Representations and WarrantiesEach of WSCI and the Borrower represent and warrants jointly and severally to the Administrative Agent and the Lenders (including the Additional Lenders) as follows:
          (a) Authority. Each of WSCI and the Borrower has the requisite corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). Each of the Guarantors has the requisite corporate or other organizational power and authority to execute and deliver the Consent. The execution, delivery and performance by each of WSCI and the Borrower of this Amendment and by the Guarantors of the Consent, and the performance by each of WSCI, the Borrower and each other Loan Party of the Credit Agreement (as amended hereby) and each other Loan Document to which it is a party, in each case, have been authorized by all necessary corporate or other organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person is necessary to consummate such transactions.
          (b) Enforceability. This Amendment has been duly executed and delivered on behalf of each of WSCI and the Borrower. The Consent has been duly executed and delivered by each of the Guarantors. Each of this Amendment, the Consent and, after giving effect to this Amendment, the Credit Agreement and the other Loan Documents, (i) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect. Neither the execution, delivery or performance of this Amendment or of the Consent or the performance of the Credit Agreement (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent’s Lien on any of the Collateral or its ability to realize thereon. This Amendment is effective to amend the Credit Agreement as provided therein.
          (c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

          (d) No Conflicts. Neither the execution and delivery of this Amendment or the Consent, nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) by any Loan Party will, at the time of such performance, (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or Contractual Obligation (including, without limitation, Regulation U), except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (c) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.
          (e) No Default. Both before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.
5. Reference to and Effect on Credit Agreement.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document.
          (b) Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
6. CounterpartsThis Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
7. SeverabilityAny provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8. Governing LawThis Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

WASTE SERVICES, INC., as Borrower

By:

Ivan R. Cairns
Executive Vice President, General Counsel and Secretary

WASTE SERVICES (CA) INC.

By:

Ivan R. Cairns
Vice President and Secretary

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:

Name:
Title:

Annex 1
CONSENT OF GUARANTORS
Each of the undersigned is a Guarantor of the Obligations of the Borrower and/or of WSCI under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.
          IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 26th day of October 2005.
[Signature pages follow]

OMNI WASTE OF OSCEOLA COUNTY LLC

By:

Ivan R. Cairns
Manager

CACTUS WASTE SYSTEMS, LLC

By:

Ivan R. Cairns
Manager

WASTE SERVICES OF ARIZONA, INC.

By:

Ivan R. Cairns
Vice President and Secretary

WASTE SERVICES OF FLORIDA, INC.

By:

Ivan R. Cairns
Vice President and Secretary

JACKSONVILLE FLORIDA LANDFILL, INC.

By:

Ivan R. Cairns
Vice President and Secretary

JONES ROAD LANDFILL AND RECYCLING, LTD.,
by Jacksonville Florida Landfill, Inc., its General Partner

By:

Ivan R. Cairns
Vice President and Secretary

FLORIDA RECYCLING SERVICES, INC., a Delaware Corporation

By:

Ivan R. Cairns
Vice President and Secretary

FLORIDA RECYCLING SERVICES, INC., an Illinois Corporation

By:

Ivan R. Cairns
Vice President and Secretary

FORT BEND REGIONAL LANDFILL LP

By:

Ivan R. Cairns
Vice President and Secretary

RUFFINO HILLS TRANSFER STATION LP

By:

Ivan R. Cairns
Vice President and Secretary

WASTE SERVICES OF ALABAMA, INC.

By:

Ivan R. Cairns
Vice President and Secretary

WASTE SERVICES LIMITED PARTNER, LLC

By:

Ivan R. Cairns
Manager

WS GENERAL PARTNER, LLC, by Waste Services, Inc., its Sole Member

By:

Ivan R. Cairns
Executive Vice President, General Counsel and Secretary

SANFORD RECYCLING AND TRANSFER, INC.

By:

Ivan R. Cairns
Vice President and Secretary

CAPITAL ENVIRONMENTAL HOLDINGS COMPANY

By:

Ivan R. Cairns
Vice President and Secretary

RAM-PAK COMPACTION SYSTEMS LTD.

By:

Ivan R. Cairns
Vice President and Secretary

6045341 CANADA INC.

By:

Ivan R. Cairns
Vice President and Secretary

GAP DISPOSAL 2001 LTD.

By:

Ivan R. Cairns
Secretary

EXHIBIT A
PRICING GRID FOR TRANCHE C TERM LOANS, REVOLVING CREDIT LOANS AND SWING LINE LOANS

	Applicable Margin for Eurodollar		Applicable Margin for Base Rate
	Loans		Loans
		Revolving		Revolving
		Credit Loans		Credit Loans
		and Swing		and Swing
Consolidated Leverage Ratio	Term Loans	Line Loans	Term Loans	Line Loans
> 5.25 to 1.00	3.25%	4.50%	2.25%	3.50%
≤ 5.25 to 1.00 and > 4.50 to 1.00	3.25%	4.00%	2.25%	3.00%
≤ 4.50 to 1.00 and > 4.00 to 1.00	3.00%	3.75%	2.00%	2.75%
≤ 4.00 to 1.00	3.00%	3.50%	2.00%	2.50%
     The above Applicable Margins shall be reduced by 0.25% if the Borrower has obtained a senior secured bank loan rating from Moody’s Investors Service, Inc. of B2 or better and a senior secured bank loan rating from Standard & Poor’s Ratings Group of B or better, effective as of the day after the date on which such ratings are obtained.
     Changes in the Applicable Margin with respect to Tranche C Term Loans, Revolving Credit Loans and Swing Line Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Sections 6.1(a) and (b) (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.25 to 1.00. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

A-1

EXHIBIT B
EXHIBIT G-1
TO THE CREDIT AGREEMENT
FORM OF TERM NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[ ]	New York, New York , 200_
     FOR VALUE RECEIVED, the undersigned, Waste Services, Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to [_________] (the “Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a) [______] DOLLARS ($[___]), or, if less, (b) the unpaid principal amount of the Tranche [B] [C] Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.15 of the Credit Agreement.
     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche [B] [C] Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Tranche [B] [C] Term Loan.
     This Note (a) is one of the Term Notes referred to in the Amended and Restated Credit Agreement, dated as of April 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as exclusive advisor, sole lead arranger and sole book runner, Lehman Commercial Paper Inc., as administrative agent, CIBC World Markets Corp., as syndication agent, Bank of America, N.A., as documentation agent, and Canadian Imperial Bank of Commerce, as Canadian agent, (b) is subject to the provisions of the Credit Agreement (as amended through and including the Third Amendment) and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

WASTE SERVICES, INC.
By:
Ivan R. Cairns
Executive Vice President, General Counsel and Secretary

Schedule A
to Term Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

		Amount		Amount of Base Rate
	Amount of Base Rate	Converted to	Amount of Principal of	Loans Converted to	Unpaid Principal Balance
Date	Loans	Base Rate Loans	Base Rate Loans Repaid	Eurodollar Loans	of Base Rate Loans	Notation Made By

Schedule B
to Term Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

		Amount Converted	Interest Period and	Amount of Principal	Amount of Eurodollar	Unpaid Principal
	Amount of	to Eurodollar	Eurodollar Rate with	of Eurodollar Loans	Loans Converted to	Balance of	Notation
Date	Eurodollar Loans	Loans	Respect Thereto	Repaid	Base Rate Loans	Eurodollar Loans	Made By

Exhibit C
CONVERSION NOTICE
[To Be Completed For Each Fund]
     Reference is made to the Third Amendment (the “Third Amendment”), dated as of October ___, 2005 to the Amendment and Restated Credit Agreement, dated as of April 30, 2004 (as amended from time to time prior to the date hereof, the “Credit Agreement”), among Waste Services, Inc., a Delaware corporation (the “Borrower”), Waste Services (CA) Inc., an Ontario corporation formerly known as Capital Environmental Resource Inc./Ressources Environnmentales Capital Inc. (“WSCI”), the banks and other financial institutions and entities from time to time party thereto (the “Lenders”) and Lehman Commercial Paper Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein are used with the meanings attributed thereto in the Credit Agreement.
     The undersigned Lender hereby irrevocably and unconditionally elects to convert $[______] of the outstanding principal amount of the Tranche B Term Loan held by such Lender into a Tranche C Term Loan (as defined in the Third Amendment) in a principal amount equal to the amount of the Tranche B Term Loan converted hereby, effective only if, and only as and when the Third Amendment becomes effective in accordance with its terms.
     This Conversion Notice shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.
     This Conversion Notice may be executed by the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     IN WITNESS WHEREOF, the parties hereto have caused the Conversion Notice to be duly executed and delivered by their proper and duly authorized officers as of this [___] day of October, 2005.

By:

Name:
Title:

Exhibit D
FORM OF LENDER ADDENDUM
     LENDER ADDENDUM, dated as of ______ ___, 200___(this “Lender Addendum”), to the Credit Agreement, dated as of April 30, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Waste Services, Inc., a Delaware corporation (the “Borrower”), Waste Services (CA) Inc., an Ontario corporation formerly known as Capital Environmental Resource Inc./Ressources Environnmentales Capital Inc. (“WSCI”), the banks and other financial institutions and entities from time to time party thereto (the “Lenders”) and Lehman Commercial Paper Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
W I T N E S S E T H :
     WHEREAS, the Credit Agreement provides that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Lender Addendum; and
     WHEREAS, the undersigned now desires to become a party to the Credit Agreement as a Lender thereunder;
     NOW, THEREFORE, the undersigned hereby agrees as follows:
     1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Lender Addendum is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a commitment under the Tranche C Term Loan Facility of $[_________].
     2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Lender Addendum; (b) confirms that it has received a copy of the Credit Agreement and each other Loan Document existing as of the date of this Lender Addendum, together with copies of the financial statements referred to in Section 6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Addendum; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent, any other agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and each of the other Loan Documents and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement or the other Loan Documents are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 2.20 of the Credit Agreement.

     3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

Name of Lender:

Notice Address:

Attention:

Telephone:

Facsimile:

[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By

Name:
Title:
Accepted this                     day of                                         , 200_

WASTE SERVICES, INC.

By:
Ivan R. Cairns
Executive Vice President, General Counsel and Secretary